EXHIBIT 10.32.1

FIRST AMENDMENT TO
PROMOTIONAL RIGHTS AGREEMENT

    This First Amendment to the Promotional Rights Agreement (this “First Amendment”) effective as of January 1, 2024 (the “First Amendment Effective Date”) is between MLB Advanced Media, L.P. (“Licensor”), on its own behalf and on behalf of Major League Baseball Properties, Inc., the Office of the Commissioner of Baseball, The MLB Network, LLC and the Major League Baseball Clubs, and Charlotte’s Web, Inc. (“Licensee”) and shall modify that Promotional Rights Agreement, effective between the Parties as of October 11, 2022 (the “Agreement”). Each of Licensor and Licensee shall be referred to herein individually as a “Party” and collectively as the “Parties.” In consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

1.Section C (License Period) of the agreement shall be deleted and replaced with the following:

    C.     License Period: The License Period shall commence on October 11, 2022 (the “Effective Date”) and remain in full force and effect until December 31, 2027 (the “License Period”).

2.Section F.1 (MLB Rights Fee) of the Agreement shall be deleted and replaced with the following:

1.MLB Rights Fee. Licensee shall pay to Licensor the annual payments set forth below in rights fees as consideration for the rights and exclusivities set forth in this Agreement (the “MLB Rights Fee”). The MLB Rights Fee for calendar year 2022 shall be due within thirty (30) days of the Effective Date. For the avoidance of doubt, all rights and exclusivities set forth in this Agreement are included in the MLB Rights Fees, unless explicitly stated otherwise. The MLB Rights Fee payments for 2023-2027 by Licensee shall be made as follows in accordance with Section XVIII “Payment Terms” of Exhibit A:
a.For calendar year 2023: four equal installments paid during each calendar quarter of 2023 on January 5, April 1, July 1, October 1
b.For calendar years 2024-2027: two equal installments paid on January 5 and July 1 of each year.

Year	MLB Rights Fee
2022	$500,000
2023	$8,000,000
2024	$5,000,000
2025	$5,500,000
2026	$6,000,000
2027	$6,500,000
Total	$31,500,000

Of the MLB Rights Fee paid by Licensee, Licensor will provide Licensee with $[***] USD (net) in media value based on Licensor’s standard rate card during calendar year 2023 and $[***] USD (net) in media value based on Licensor’s standard rate card during calendar years 2024-2027 to be fulfilled by MLBAM and/or MLBN pursuant to a mutually agreed upon Media Plan (such amounts, collectively, (the “Net Media Value Included in MLB Rights Fee”).

[Certain information indicated by [***] has been excluded from this Exhibit 10.[x] because it is not material.]
3.Except as expressly set forth in this First Amendment, the Parties agree that the Agreement shall not be otherwise modified or amended. Upon complete execution of this First Amendment, the terms set forth herein shall be incorporated into the Agreement as though originally set forth therein and all references to the Agreement shall be understood to include this Fifth Amendment.

IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment as of January 29, 2024.

EXHIBIT 10.32.1

MLB ADVANCED MEDIA, L.P.,                 CHARLOTTE’S WEB INC.
by MLB ADVANCED MEDIA, INC.,
its General Partner

By:     /s/ Sarah Horvitz                    By:     /s/ William Morachnick

Name: Sarah Horvitz                         Name: William Morachnick

Title: Senior VP, Asst. Secretary                Title: Chief Executive Officer

Date: February 5, 2024                        Date:         February 1, 2024

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